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Exhibit 3.3

CHARTER

OF THE

SENECA TERRITORY GAMING CORPORATION

        WHEREAS, Section I of the Constitution of the Seneca Nation of Indians of 1848, as amended, vests the Legislative Authority of the Seneca People in the Nation's Tribal Council; and

        WHEREAS, it is declared the policy of the Nation to promote the welfare and prosperity of its members and to actively promote, attract, encourage and develop economically sound commerce and industry through governmental action for the purpose of preventing unemployment and economic stagnation; and

        WHEREAS, the Gaming industry is vitally important to the economy of the Nation and the general welfare of its members; and

        WHEREAS, the Nation by charter has created the Seneca Gaming Corporation for purposes of developing, financing, operating and conducting the business of Nation Gaming Facilities, as more fully set forth in such charter; and

        WHEREAS, the charter of the Seneca Gaming Corporation grants to the Seneca Gaming Corporation the power, upon the direction of the Council and in a manner consistent with the purposes of such charter, to exercise any or all of its powers through the control, operation and management of a subsidiary company or other entity created by or under authority of the Nation for the purpose of developing, financing, operating and conducting the business of any one or more Nation Gaming Facility; and

        WHEREAS, the Seneca Gaming Corporation and the Nation desire to establish a separate legal entity for purposes of developing, financing, operating and conducting the business of any Nation Gaming Facility currently existing or to be established on the Allegany or Cattaraugus Territory, and further desires that such legal entity to be subject to the control, operation and management of the Seneca Gaming Corporation;

        NOW, THEREFORE, the Nation's Council, pursuant to its constitutional authority, does hereby grant this Charter to create, appoint and constitute the SENECA TERRITORY GAMING CORPORATION.

1.     Creation of Seneca Territory Gaming Corporation and Principal Place of Business

        By this Charter, the Nation creates the Seneca Territory Gaming Corporation (the "Company"). The Company shall have its principal place of business at the 310 4th Street, P.O. Box 77, Niagara Falls, New York 14303, or at such other location within the Nation's territories that the Board of Directors of the Company shall determine.

2.     Purpose

        The Company is organized for the purpose of developing, constructing, owning, leasing, operating, managing, maintaining, promoting and financing one or more Nation Gaming Facilities currently existing or to be established on the Allegany or Cattaraugus Territory, and engaging in any other lawful activity, subject to any limitations imposed by any contract, indenture or other instrument by which the Company is bound. The Nation intends that the Company shall assume all obligations, responsibilities and duties, and exercise all powers, of the Seneca Gaming Corporation to the extent applicable to any Territory Gaming Facility, subject to the control of the Seneca Gaming Corporation.

3.     Relation to Nation

  a.
  The Company as the wholly-owned subsidiary of the Seneca Gaming Corporation shall constitute a governmental instrumentality of the Nation, having autonomous existence separate and distinct from the Nation.

  b.
  For purposes of taxation, civil jurisdiction and regulatory jurisdiction, the Company as the wholly-owned subsidiary of the Seneca Gaming Corporation shall be deemed a subordinate arm of the Nation and shall be entitled to all of the privileges and immunities of the Nation.

  c.
  The Company shall have no power to exercise any regulatory or legislative power; the Nation reserves from the Company all regulatory, legislative and other governmental power, including, but not limited to the power to grant, issue, revoke, suspend or deny licenses, conduct background investigations, and enact legislation regulating Gaming on the territories of the Nation.

4.     Definitions

        For purposes of this Charter, when capitalized, the following terms shall have the meanings respectively specified—

  a.
  "Board of Directors" shall mean the Board of Directors of the Company created by this Charter.

  b.
  "Compact" shall mean the "Nation-State Gaming Compact Between The Seneca Nation Of Indians And The State Of New York, dated August 18, 2002."

  c.
  "Company" shall mean the Seneca Territory Gaming Corporation, created by this Charter.

  d.
  "Councillors" shall mean the duly elected Councillors of the Nation.

  e.
  "Council" shall mean the duly elected legislative body of the Nation.

  f.
  "Gaming" shall mean to deal, operate, carry on, conduct, maintain or expose for play any gaming as contemplated in the Indian Gaming Regulatory Act.

  g.
  "Management Contract" shall mean any contract, subcontract or collateral agreement between the Company and a contractor or a contractor and a subcontractor if such contract or agreement provides for the management of all or a part of a Nation Gaming Facility.

  h.
  "Nation" shall mean the Seneca Nation of Indians, a sovereign nation.

  i.
  "Nation Entity" shall mean any entity created or owned by the Nation for economic or governmental purposes and any entity which is directly or indirectly controlled by the Council. An entity shall be deemed controlled by the Council if a majority of persons serving on the body which governs the entity are chosen by or are required to be Councillors and/or officers of the executive branch of the Nation.

  j.
  "Nation Gaming Facility" shall mean any existing or future establishment of the Nation (i) in or upon which Gaming takes place, (ii) which is authorized and licensed under applicable law, and (iii) which the Council designates for ownership, lease, development, construction, operation or management by the Company, including without limitation any Class III Gaming facilities established in accordance with the Compact and any existing or future Class II Gaming facilities.

  k.
  "Nation Gaming Operation" shall have the meaning ascribed to such term in the Compact, and shall also mean the enterprise, business or entity operated or authorized by the Nation to operate or conduct any form of Class II Gaming.

  l.
  "Seneca Gaming Corporation" or "SGC" shall mean the corporation chartered by the Nation on August 1, 2002, for the purpose of developing, constructing, owning, leasing, operating, managing, maintaining, promoting and financing Nation Gaming Facilities.

  m.
  "SGC Board" shall mean the Board of Directors of the Seneca Gaming Corporation.

  n.
  "Obligations" shall mean any notes, bonds, interim certificates, debentures or other evidences of indebtedness issued by the Company under this Charter.

  o.
  "Obligee" shall mean any holder of an Obligation, and any agent or trustee for any holder of any Obligation.

  p.
  "Territory Gaming Facility" shall mean any Nation Gaming Facility on the Allegany or Cattaraugus Territory.

5.     Assets of Company

        The Company shall have only those assets of the Nation formally assigned or leased to it by the Council, the Seneca Gaming Corporation, or by a Nation Entity, together with whatever assets it acquires by other means as provided in this Charter. No activity of the Company nor any indebtedness incurred by it shall encumber, implicate or in any way involve assets of the Nation or another Nation Entity not assigned or leased in writing to the Company.

6.     Perpetual Succession

        The Company shall have perpetual succession in its corporate name.

7.     Ability to Sue and Be Sued

  a.
  The Council hereby gives its consent to allowing the Company, by resolution duly adopted by the Board of Directors, to sue and to be sued in its corporate name, upon, or to submit to arbitration or alternative dispute resolution any controversy arising under, any contract, claim or obligation arising out of its activities under this Charter and hereby authorizes the Company, by resolution duly adopted by the Board of Directors, to agree by contract to waive its immunity from suit; but the Nation shall not be liable for the debts or obligations of the Company, and the Company shall have no power to pledge or encumber the assets of the Nation. This action does not constitute a waiver of any immunity of the Nation or a delegation to the Company of the power to make such a waiver. The Company's ability to sue and be sued and to waive its immunity from suit shall at all times remain with the Board of Directors to be granted by duly adopted resolution.

  b.
  The Company, by resolution duly adopted by the Board of Directors, shall have the authority to consent (i) to the exercise of jurisdiction over any suit or over the Company by the courts of any state, the federal courts, the courts of the Nation or any other Indian Nation, or the courts of any United States territory or foreign jurisdiction, and (ii) to arbitration or alternative dispute resolution. Such authority shall at all times remain with the Board of Directors to be granted by duly adopted resolution.

  c.
  Except as expressly provided in this section, the Nation by the adoption of this Charter and the establishment of the Company is not waiving its sovereign immunity in any respect or consenting to the jurisdiction of any court. This section shall be strictly construed with a view toward protecting Nation assets from the reach of creditors and others.

8.     Powers of Company

  a.
  It is the purpose and intent of this Charter to authorize the Company to do any and all things necessary or desirable in connection with the financing, development, construction, ownership, lease, operation, management, maintenance, and promotion of one or more Territory Gaming Facilities, or in connection with any other authorized activities conducted by the Company, and to secure the financing and assistance necessary for such activities.

  b.
  The Territory Gaming Facilities shall be operated by the Company as provided in this Charter.

  c.
  Subject to the limitations set forth in this Charter and Nation law, the Board of Directors shall manage and have complete control over the conduct of Company affairs and shall have the full power to act for and bind the Company. Such authority shall be exercised pursuant to the bylaws of the Company and, where appropriate, by duly adopted resolution.

  d.
  Subject to the limitations set forth in this Charter and Nation law, the Company, by and through the Board of Directors acting on behalf of the Company, shall have the following powers which it may exercise consistent with the purposes for which the Company was established:

  (i)
  to develop, construct, own, lease, mortgage, operate, manage, promote and finance one or more Territory Gaming Facilities, including expansions and enlargements thereof, including the power to enter into leases and leasehold mortgages;

  (ii)
  if the Board of Directors determines it to be in the best interests of the Company and the Nation, to terminate the operation of any of the Territory Gaming Facilities and to dispose of, demolish or abandon any facilities relating thereto;

  (iii)
  to have a corporate seal, and alter the seal, and use it by causing it or a facsimile to be affixed, impressed or reproduced in any other manner;

  (iv)
  to adopt, amend or repeal bylaws, including emergency bylaws, relating to the business of the Company, the conduct of its affairs, its rights and powers and powers of its Board of Directors and officers;

  (v)
  to elect or appoint officers, employees or other agents of the Company, prescribe their duties and fix their compensation, and indemnify members, officers, employees and agents;

  (vi)
  to enter into, make, perform and carry out, cancel and rescind contracts, agreements and understandings for any lawful purpose pertaining to its business or incidental to the purposes for which it was established with any Nation, federal, state or local governmental agency or with any person, partnership, limited partnership, corporation, limited liability company, Indian Nation, Nation Entity, or other entity;

  (vii)
  to enter into, make, perform and carry out, cancel and rescind any Management Contract, subject to the approval of Council;

  (viii)
  to lease property from the Nation, the Seneca Gaming Corporation, a Nation Entity or others for such periods as are authorized by law, and to hold, mortgage, manage or sublease the same; provided, however, that nothing herein shall be construed to include, and the Company shall not have, any power to grant or permit or purport to grant or permit any right, lien, encumbrance or interest in or on any real property within Nation territories unless pursuant to a lease, authorized and approved by the Council;

  (ix)
  to give guarantees and incur liabilities;

    (x)
    to lend money, invest and reinvest funds, and take and hold real and personal property as security for the payment of funds so loaned or invested;

    (xi)
    subject to the provisions of this Charter, to obtain financing and refinancing, to borrow money at rates of interest as the Company may determine, to issue temporary or long term indebtedness and to repay the same;

    (xii)
    subject to the provisions of this Charter, to mortgage or pledge assets and receipts of the Company as security for debts;

    (xiii)
    to agree to any conditions attached to federal, state or local financial assistance;

    (xiv)
    to purchase, receive, take by grant, devise, bequest or otherwise, lease or otherwise acquire, own, hold, improve, employ, use, and otherwise enjoy all powers necessary or appropriate to deal in and with, real and personal property, or an interest in real or personal property, wherever situated;

    (xv)
    subject to the provisions of this Charter, to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, or create a security interest in any of its property or an interest in its property, wherever situated; provided, however, that nothing herein shall be construed to include, and the Company shall not have, any power to grant or permit or purport to grant or permit any right, lien, encumbrance or interest in or on any real property within the Nation unless pursuant to a lease, authorized and approved by the Council;

    (xvi)
    to purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, employ, sell, lend, lease, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with, bonds and other obligations, shares or other securities or interests issued by others, whether engaged in similar or different business, governmental, or other activities, including banking corporations and trust companies;

    (xvii)
    to employ contractors, consultants, attorneys and accountants;

    (xviii)
    to employ, discipline and discharge employees and establish personnel policies and terms and conditions of employment;

    (xix)
    to undertake and carry out studies and analyses of any facility currently existing or to be established on the Allegany or Cattaraugus Territory;

    (xx)
    to establish procedures for resolving disputes between the Gaming public and any Territory Gaming Facility or any management contractor, and to establish and implement any such procedures that may be required to be established and implemented with respect to operation of any Territory Gaming Facility in accordance with the Compact or applicable law;

    (xxi)
    to purchase insurance from any stock or mutual company for any property or against any risk or hazards;

    (xxii)
    to establish and maintain such bank accounts as may be necessary or convenient;

    (xxiii)
    to make donations for any of the following: the public welfare, community fund or hospital; or a charitable, educational, scientific, civic or similar purpose;

    (xxiv)
    to participate with others in any corporation, partnership, limited partnership, limited liability company, or other association of any kind, or in any transaction, undertaking, or agreement which the Company would have power to conduct by itself;

    (xxv)
    to allow the Company to sue and be sued in its corporate name, upon any contract, claim or obligation arising out of its activities under this Charter and to agree by contract to waive its immunity from suit;

    (xxvi)
    to consent to the exercise of jurisdiction over any suit or over the Company by the courts of any state, the federal courts, the courts of the Nation or any other Indian Nation, or the courts of any United States territory or foreign jurisdiction, or to arbitration or alternative dispute resolution;

    (xxvii)
    to utilize, with the consent of the President of the Nation, the agents, employees and facilities of the Nation for in-kind services, paying the Nation mutually agreed upon share of the costs for said in-kind services;

    (xxviii)
    solely with respect to any Territory Gaming Facility, to act as, and to exercise all rights and perform all obligations of, the Nation Gaming Operation;

    (xxix)
    to take such further actions as are commonly engaged in by public bodies of the character of the Company and as the Board of Directors may deem necessary, desirable or convenient to effectuate any or all of the purposes for which the Company is organized; and

    (xxx)
    to enjoy the sovereign immunity of the Nation, to the same extent as the Nation.

9.     Management of the Company

  a.
  There is hereby established a Board of Directors of the Company, the purpose of which is to carry out the duties and powers of the Company as set forth in this Charter.

  b.
  There shall be no less than four (4) nor more than seven (7) members of the Board, not less than four (4) of whom shall be Councillors and/or officers of the executive branch of the Nation. No employee of the Company may serve on the Board unless such employee is both a senior executive officer of the Company and a member of the Nation.

  c.
  The SGC Board shall appoint all members of the Board or Directors of the Company. Vacancies shall also be filled by appointment of the SGC Board. An appointment of a Board member shall take effect from the date and time at which the SGC Board adopts the resolution authorizing such appointment.

  d.
  Any board candidate who is at least twenty-one years old, and who shall not have been convicted of a felony, is eligible to serve as a member of the Board.

  e.
  Any SGC Board member may contemporaneously serve as a member of the Board of the Company, if so appointed.

  f.
  Board members shall serve for a term of three (3) years, provided, however, that of the initial Board, four (4) members shall be appointed to serve a term of three (3) years, two (2) members shall be appointed to serve a term of two (2) years, and one (1) member shall be appointed to serve a term of one (1) year from the date of appointment by the SGC Board.

  g.
  The SGC Board, upon the recommendation of a majority of the Board, may remove a Board member for cause. The SGC Board, upon its own initiative, may remove a Board member for cause upon the vote of at least five (5) members of the SGC Board.

10.   Operation of Company

  a.
  The Company shall conduct business pursuant to bylaws consistent with this Charter and adopted by the Board of Directors.

  b.
  The Company may have such officers and committees as the bylaws may provide.

  c.
  The Company shall establish such departments and employ such personnel, and otherwise shall operate, as required under the Compact and/or other applicable law.

  d.
  The Board of Directors shall meet as often as necessary to conduct its business, but no less frequently than quarterly. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. An action taken or approved by a majority of the Board members present at a meeting at which a quorum is present shall constitute an official act of the Company. The Board of Directors shall keep complete and accurate records of all meetings and actions taken.

  e.
  The Board of Directors shall keep full and accurate financial records, make periodic reports to the SGC Board and submit a complete annual report, in written form, to the SGC Board as required by the provisions of this Charter.

  f.
  The members of the Board of Directors may receive a stipend for their services as provided in the bylaws, and shall be reimbursed for actual expenses incurred in the discharge of their duties, including necessary travel expenses. In no event shall compensation be based on the profitability of Gaming operations.

11.   Obligations

  a.
  The Company may obtain financing and issue Obligations from time to time in its discretion for any of its purposes and may also refinance and issue refunding obligations for the purpose of paying or retiring Obligations as it may determine, including Obligations on which the principal and interest are payable:

  (i)
  exclusively from the income and revenues of the Territory Gaming Facilities financed with the proceeds of such Obligations, or with such income and revenues together with a grant or subsidy from the federal, state or Nation government in aid of such establishment or development; or

  (ii)
  from its revenues generally.

  b.
  Neither the members of the Board of Directors nor any person executing the Obligations shall be liable personally on the Obligations by reason of issuance thereof.

  c.
  Unless a written consent has been obtained from the applicable party, the Obligations of the Company shall not be a debt of the Nation or of the Seneca Gaming Corporation or any other Nation-chartered Gaming corporation, and the Obligations shall explicitly so state on their face.

  d.
  Obligations of the Company may be in negotiable form.

  e.
  In connection with the issuance of Obligations and to secure the payment of such Obligations, the Company, subject to the limitations in this Charter and the requirements of the Compact, may:

  (i)
  pledge all or any part of the gross fees or revenues of the Company to which its rights then exist or may thereafter come into existence;

  (ii)
  provide for the powers and duties of Obligees and limit their liabilities; and provide the terms and conditions on which such Obligees may enforce any covenant or rights securing or relating to the Obligations;

  (iii)
  covenant against pledging all or any part of the fees and revenues of the Company or against mortgaging any or all of the real or personal property of the Company to which its title or right then exists or may thereafter come into existence or permitting or suffering any lien on such revenues or property;

    (iv)
    covenant with respect to limitations on the right of the Company to sell, lease or otherwise dispose of the Territory Gaming Facility or any part thereof;

    (v)
    covenant as to what other or additional debts or obligations may be incurred by it;

    (vi)
    covenant as to the Obligations to be issued and as to the issuance of such Obligations in escrow or otherwise, and as to the use and disposition of the proceeds thereof;

    (vii)
    provide for the replacement of lost, destroyed or mutilated Obligations;

    (viii)
    covenant against extending time for the payment of its Obligations or interest thereon;

    (ix)
    redeem the Obligations and covenant for their redemption and provide for the terms and conditions thereof;

    (x)
    covenant concerning any fees to be charged in the operation of any Territory Gaming Facility, the amount to be raised each year or other period of time by such fees and other revenues, and as to the use and disposition to be made thereof;

    (xi)
    create or authorize the creation of special funds for monies held for construction, development or operating costs, debt service, reserve or other purposes, and covenant as to the use and disposition of the monies held in such funds;

    (xii)
    prescribe the procedure, if any, by which the terms of any contract with holders of Obligations may be amended or abrogated, the proportion of outstanding Obligations the holders of which must consent thereto, and the manner in which such consent may be given;

    (xiii)
    covenant as to the use, maintenance and replacement of the real and personal property of the Company, the insurance to be carried thereon and the use and disposition of insurance proceeds;

    (xiv)
    covenant as to the rights, liabilities, powers and duties arising upon the breach by it of any covenant, condition or obligation;

    (xv)
    covenant and prescribe as to events of default and terms and conditions upon which any or all of its Obligations become or may be declared due before maturity, and as to the terms and conditions upon which such declaration and its consequences may be waived;

    (xvi)
    vest in any Obligees or any proportion of them the right to enforce the payment of Obligations or any covenant securing or relating to the Obligations;

    (xvii)
    exercise all or a part or a combination of the powers granted in this section;

    (xviii)
    make covenants other than and in addition to the covenants expressly authorized in this section, of like or different character;

    (xix)
    make any covenants and do any acts and things necessary or convenient or desirable in order to secure its Obligations, or, in the absolute discretion of the Company, tending to make the Obligations more marketable although the covenants, acts or things are not enumerated in this section;

    (xx)
    pledge, mortgage or grant a security interest in all or any part of the assets of the Company; and

    (xxi)
    waive, conditionally, or unconditionally, the sovereign immunity of the Company;

  provided, however, that nothing herein shall be construed to include, and the Company shall not have, any power to waive any of the privileges or immunities of the Nation, to borrow or lend money on behalf of the Nation, or to grant or permit or purport to grant or permit any right, lien, encumbrance or interest in or on any of the assets of the Nation.

12.   Reports to the SGC Board

  a.
  The Board of Directors shall prepare and submit to the SGC Board within thirty (30) days after the close of each quarter a quarterly report, signed by the Chairperson, showing:

  (i)
  a summary of the quarter's activities;

  (ii)
  the financial condition of the Company and of each Territory Gaming Facility;

  (iii)
  any significant problems and accomplishments;

  (iv)
  plans for the following quarter; and

  (v)
  such other information as the Board of Directors or the SGC Board deems pertinent.

  b.
  The Board of Directors shall prepare and submit to the SGC Board within sixty (60) days after the close of each fiscal year an annual report, signed by the Chairperson, showing:

  (i)
  a summary of the fiscal year's activities;

  (ii)
  the complete financial condition of the Company and of each Territory Gaming Facility including a detailed report outlining the operations of the Company and of each Territory Gaming Facility;

  (iii)
  any significant problems and accomplishments;

  (iv)
  plans for the following fiscal year; and

  (v)
  such other information as the Board of Directors or the SGC Board deems pertinent.

13.   Finances and Accounting

  a.
  The fiscal year of the Company shall be the fiscal year of the Nation.

  b.
  The Board of Directors shall establish and install an accounting system (i) in conformity with accounting principles generally accepted in the Gaming industry, and (ii) necessary and advisable, in the reasonable discretion of the Board of Directors, in order to manage the assets of the Company and the Gaming assets of the Nation. Such accounting system shall insure the availability of information to the extent and in such form as may be necessary to comply with the Compact, and/or with applicable Nation and federal regulatory requirements.

  c.
  The accounts and records of the Company shall be audited at the close of each fiscal year in accordance with the provisions of the Indian Gaming Regulatory Act and the regulations of the National Indian Gaming Commission and, to the extent applicable, the Compact. Copies of such audit reports shall be furnished to the Council.

  d.
  The Company shall establish a "System of Internal Controls" for purposes of, and as defined in, the Compact and/or other applicable law.

  e.
  The books, records and property of the Company shall be available for inspection at all reasonable times by authorized representatives of the Nation.

14.   Indemnification

  a.
  The Company shall (i) indemnify, save and hold harmless the Nation and its agents and employees from any and all claims arising out of its activities, (ii) defend at its own cost and expense any action or proceeding commenced for the purpose of asserting any claim arising out of its activities, and (iii) reimburse any expense which may be incurred by the Nation to defend any such claim until the Company assumes such defense; provided, however, that the Nation shall have the right, but not the obligation, to participate, at the Company's expense, in any settlement, compromise or litigation thereof through counsel of its own choice and shall have the right to direct and control the negotiations, settlement and litigation if the same shall have a direct effect upon the Nation.

  b.
  The Company shall indemnify, save and hold harmless the Board members and officers of the Company and of the SGC, or any person acting at their official direction, if any one of them is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a member of the SGC Board or the Company Board, or officer, or person acting at their official direction, against expenses (including attorneys' fees), judgments, fines and amounts paid in connection with such action, suit or proceeding, if such person had no reasonable cause to believe that his or her conduct was unlawful or otherwise improper; provided, however, that no indemnification shall be made for which such person shall have been adjudged to be liable for willful misconduct or a violation of the criminal law in the performance of such person's duty to the Company, unless, and then only to the extent that, the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

15.   Bond

        The Board of Directors, on behalf of and in the name of the Company, shall obtain or provide for the obtaining of adequate fidelity bond coverage of its officers, agents, or employees handling cash or authorized to sign checks or certify vouchers.

16.   Judgment Proof Property

        All property including funds acquired or held by the Company pursuant to this Charter shall be exempt from levy and sale by virtue of an execution, and no execution or other judicial process shall issue against the same nor shall any judgment against the Company be a charge or lien upon such property. However, the provisions of this section shall not apply to or limit the right of lenders or Obligees to pursue any remedies for the enforcement of any pledge or lien given by the Company on its fees or revenues, nor to any explicit waiver of immunity specifically subjecting Company property to levy, execution or judicial process which is contained in a contract and approved by resolution of the Board of Directors as provided in this Charter.

17.   Dissolution or Liquidation

  a.
  In the event of the dissolution or final liquidation of the Company, none of the property of the Company nor any proceeds thereof shall be distributed to or divided among any of the directors or officers of the Company or inure to the benefit of any individual.

  b.
  After all liabilities and obligations of the Company have been paid, satisfied and discharged, or adequate provision made therefor, all remaining property and assets of the Company shall be distributed to the Nation or, at the Nation's direction, to one or more organizations designated pursuant to a plan of distribution.

18.   Amendment

        This Charter may be amended within the first (60) sixty days if its adoption by a majority vote of the Council; provided, however, that thereafter no provision of this Charter may be amended unless the Council shall have twice approved such amendment by twelve (12) votes of the Councillors at two (2) separate sessions of the Council convened no less than one (1) week apart.

19.   Severability

        If any provision of this Charter is held invalid, the remainder of the provisions of this Charter shall not be affected.

20.   Effective Date

        This Charter shall be effective as of September 20, 2003.

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CHARTER OF THE SENECA TERRITORY GAMING CORPORATION